Exhibit 5.1

July 30, 2021

Southern States Bancshares, Inc.

615 Quintard Avenue

Anniston, Alabama 36201

RE:    Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Southern States Bancshares, Inc., an Alabama corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (Registration No. 333-257915), originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on July 15, 2021 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”), relating to the proposed registration by the Company of (i) up to 1,296,429 shares of common stock, par value $5.00, of the Company (the “Common Stock”), to be issued and sold by the Company (the “Company Shares”), and (ii) 1,003,571 shares of Common Stock to be sold by the selling shareholders (the “Selling Shareholders”) identified in the Registration Statement (the “Secondary Shares”). The Company Shares and the Secondary Shares are collectively referred to herein as the “Shares.” The offering of the Shares is referred to herein as the “Offering.”

In connection with the opinions expressed herein, we have examined, among other things, (i) the certificate of incorporation of the Company, as amended, and the amended and restated bylaws of the Company, (ii) the records of corporate proceedings of the Board of Directors of the Company (the “Board”) that have occurred prior to the date hereof with respect to the Offering, (iii) the Registration Statement, and (iv) the form of underwriting agreement filed as an exhibit to the Registration Statement (the “Underwriting Agreement”). We have also reviewed such questions of law as we have deemed necessary or appropriate.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing, we are of the opinion that:

(i) when the Registration Statement has become effective under the Act, the price at which the Company Shares are to be issued sold has been approved by or on behalf of the Board and the Company Shares have been issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Company Shares will be duly authorized, validly issued, fully paid and non-assessable; and

(ii) the Secondary Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

The foregoing opinions are limited in all respects to the laws of the State of Alabama and the applicable federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Sincerely,

/s/ Jones Walker LLP

Jones Walker LLP